Exhibit 99.1

Waste Management, Inc. Raymond James European Investors North American Equities Conference September 9, 2009

Certain statements provided in this presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When we use words like "may," "should," "could," "will," "likely," "believe," "expect," "anticipate," "estimate," "project," "plan," "goal," "target," or "outlook," or references to future time periods, strategies, designs, objectives, schedules, projections, intentions, desires, or beliefs, we are making forward- looking statements. We make these statements in an effort to keep stockholders and the public informed about our business. You should view these statements with caution. They are not guarantees of future performance or events. All phases of our business are subject to uncertainties, risks and other influences, many of which we have no control over. These risks and uncertainties are described in greater detail in Waste Management's Form 10-K for the year ended December 31, 2008, as filed with the Securities and Exchange Commission. We assume no obligation to update any forward- looking statements as a result of future events or developments. Cautionary Statement

This presentation contains non-GAAP financial measures under Regulation G of the Securities Exchange Act of 1934, as amended. The Company believes that providing investors with these non-GAAP financial measures gives investors additional information to enable them to assess, in the way management assesses, the Company's current and continuing results of operations and cash available for the Company's capital allocation program. These non-GAAP measures are meant to supplement, not substitute for, comparable GAAP measures. A reconciliation of these non-GAAP financial measures to their corresponding GAAP financial measures are included in slides 34 through 41 of this presentation, which you are urged to consider. Non-GAAP Financial Measures

Industry Overview Waste Business Journal estimates that the North American waste industry generates $56 billion in annual revenue WMI accounts for about 24% of the market on that basis; two largest companies account for 41% and all publicly traded companies approximately 60% Industry characteristics include: Key assets are disposal facilities, which drive local markets and pricing Cash flows are strong and consistent ~ 413 million tons of municipal solid waste generated in U.S. 65% landfilled, 7% combusted in waste to energy plants, 28% recycled Source: Waste Business Journal and Company reports

Waste Management's Footprint 2008 annual revenues of $13.4 billion Waste Management ranked 201 on the April 2009 Fortune 500 list $20.2 billion in total assets and $5.9 billion in stockholders' equity We serve nearly 20 million customers and employ approximately 45,000 people Waste Management has the largest and best collection of assets in the industry Operate in 48 states, Canada, and Puerto Rico Over 360 collection facilities & a fleet of approx. 21,000 vehicles 273 landfills receive 108 million tons per year Largest recycling company in North America with 104 facilities 16 waste-to-energy plants and 5 independent power plants Largest landfill gas to energy producer with 111 energy plants Note: as of 12/31/2008

Residential Commercial Roll-Off East 31 40 29 Mix of Business Collection Landfill Transfer Waste-to-energy Recycling & Other East 55 19 10 5 11 Collection 56% Landfill 19% Transfer 10% Waste-to- Energy 6% Recycling & Other 9% Residential 32% Roll-off 28% Commercial 40% Approximate Collection Mix Based on 2008 gross revenues

2009 Operating Strategies Profitable Revenue Growth Driven primarily by disciplined approach to pricing Sales programs organizing around a few key customer segments Cost Cutting through Operational Excellence Continued focus on productivity, safety and maintenance Use of Free Cash Flow $570 million in dividends and up to $400 million in repurchases Tuck-in acquisitions that complement existing service offerings Growth opportunities in the alternative energy space

Management Incentive Programs Annual Incentive Plan 2009 Annual Incentive Plan rewards all employees on the same Company-wide measures 35% Income from operations (EBIT) margin 35% Income from operations before depreciation and amortization (EBITDA) dollars 30% Individual Performance (goals set at individual level) The senior leadership team's plan is 50% EBIT margin and 50% EBITDA dollars To ensure we maintain our focus on pricing , we have set minimum pricing targets which must be met in order for eligible employees to receive the financial performance portion of their 2009 annual bonuses

Environmental Leadership WM Recycle America Largest U.S. recycler, over 7 million tons per year marketed Leader in landfill gas beneficial use Supply about 500 megawatts of electricity, or enough to power approximately 400,000 homes One of the largest fleets of LNG/CNG powered trucks in North America with over 425 vehicles A founding member of the Chicago Climate Exchange Committed to reduce our CO2 by 6% from our 1998- 2001 baselines by 2010 Note: As of 12/31/2008

Pricing Discipline

Profitable Revenue Growth We focus on a disciplined price management process The Pricing Excellence programs drive significant return through disciplined price increase activities and service fee execution Maintaining price leadership is paramount Service fee capture; environmental fee increased to 6.0% from 4.2% The Profitable Growth initiative emphasizes retention of current customers and targeting of sales efforts to gain our fair share of growth Customer segmentation efforts underway in five areas - Manufacturing/Industrial, Healthcare, Construction, Commercial Property and Public Sector Minimum pricing targets were set for annual incentive plan eligibility

Success of Collection Pricing Excellence 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 Collection Internal Revenue Growth from Yield 0.048 0.042 0.037 0.034 0.038 0.041 Note: Collection yield excludes impact of fuel surcharge

Recycling Update

Recycling Update Market Update June commodity prices were up 41% on average compared to January 2009 Export to China and lower generation of material supported prices Our Response to Market Changes New contracts will have minimum processing fees for inbound material No floor pricing to the supplier unless outbound protection is secured We closed several underperforming facilities in Q2 We expect a negative $0.02 to $0.04 year-over-year EPS impact during the second half of 2009

5 Year Historical Pricing ONP and OCC Note: Average published index pricing from the Official Board Market (excludes export pricing) ONP is Old News Paper and OCC is Old Corrugated Cardboard

Growth Opportunities

Growth Potential of Renewable Energy from Waste Through our Wheelabrator subsidiary, Waste Management is the second largest player in the U.S. Waste-to-Energy market The waste-to-energy business is generally recession-resistant, has high growth and good returns. There is renewed interest in waste-to- energy in the US and regulations drive strong growth prospects in the UK and China In the US, we have been selected as the preferred provider for one project and have submitted proposals on four more In the UK, two proposals are outstanding and we have pre-qualified for two more We have signed an agreement to purchase 40% of Shanghai Environment Group, the leading waste-to-energy company in China

Growth Potential of Renewable Energy from Waste Waste Management is the leading developer and operator of landfill gas to energy projects Landfill gas is a natural byproduct of decomposing waste, providing us with a renewable energy resource related to our core business. The business is generally recession-resistant, has high growth and good returns Landfill gas has been put to beneficial use at 111 WM landfills Plan to commission 13 new plants in 2009 Projects are accretive to earnings and operating margins Leveraging our expertise to develop LFGE projects for third parties Project to convert landfill gas to approximately 13,000 gallons per day of LNG expected to be operational this fall in California Note: As of 12/31/2008

Operating Cost Leverage

Operational Excellence Continue Productivity, Maintenance and Safety Improvements Improve operating costs per hour by increasing productivity and flexing down costs as volumes decline Maximize routing efficiencies and asset utilization through use of standard tools, applications and processes Improve our maintenance and customer service performance by using standard maintenance systems and processes Our collection fleet improved its costs per driver hour and drove-out $35 million in operating costs during 2008 Safety remains a cornerstone to our operating success Improved TRIR by over 16% for full-year 2008

2Q 2009 Operating Costs (Compared to Prior Year) Operating costs declined over 18% compared to the prior year period

Safety: Total Recordable Injury Rate (TRIR) 2000 - Q2 2009 Improvement of 87% Q2 2009 TRIR 2.8

Driver Hour Trend Driver Hours per Workday

Restructuring In February 2009, we announced a restructuring as part of our continuing efforts to improve efficiencies Streamlined our field operations through consolidation by reducing from 45 Market Areas to 25 Areas Additionally, we realigned our corporate staff to more efficiently support the new field operations Restructuring charge of $5 million incurred in 2Q 2009, year-to-date charge is $43 million; $5 million to $10 million of additional charges expected in the second half of 2009 Annualized savings are expected to exceed $120 million, with approximately 70% of this in SG&A

Financial Review

2009 Guidance Free Cash Flow (a) ~$1.3 billion Capital expenditures ~$1.0 to $1.1 billion Capital allocation program Up to $1.3 billion Share repurchase program Up to $400 million in 2nd half 2009 $1.16 per share dividend annually ~$570 million (BOD authorized 2009 capital allocation program of up to $1.3 billion in cash available for dividends, stock repurchases, debt reduction and acquisitions) (a) See slide 36 for the reconciliation of this non-GAAP financial measure to its corresponding GAAP financial measure.

2009 Guidance Continued On July 30, we stated that we expected to see a year-over-year earnings decrease of approximately $0.04 in the second half of 2009 due to continued weakness in energy prices at certain of our Wheelabrator plants. Natural gas prices have since decreased over 25%, further negatively impacting electricity sales prices at these Wheelabrator plants. Because of this recent decline in natural gas prices, we now anticipate a negative impact to earnings per diluted share of approximately $0.04 in the third quarter of 2009, compared with the prior year period. We are reiterating our previous guidance for our recycling operations. Recent price activity in the recycling commodity markets is consistent with our prior forecasts and we continue to project a negative impact to earning per diluted share for the second half of 2009, compared with the prior year period, of $0.02 to $0.04. Turning to volume, we have seen volumes run generally flat on a sequential basis from the second quarter into the third quarter and we do not anticipate a change in this trend for the remainder of the third quarter of 2009. Consequently, we expect that the year over year volume decline in the third quarter will be somewhat more than what we saw in the second quarter. We expect to update our full year outlook on our third quarter 2009 earnings call, including our updated view, based on prices and trends at that time for natural gas and recyclable commodities, and the effect that those prices will have on our waste to energy and recycling businesses in the fourth quarter.

2Q 2009 Financial Overview Net income per diluted share, as adjusted, was $0.52, compared with $0.63 per diluted share in the second quarter of 2008 (a) Negative impacts in the second quarter of 2009 $0.07 from our recycling operations (primarily commodity prices) $0.03 from lower energy sales prices at our waste-to-energy operations $0.01 from foreign currency translation and business development costs Revenue decreased $537 million but only $186 million, or 5.3% of revenue, comes from operational impacts to the solid waste collection and disposal business Internal revenue growth from yield on our collection and disposal business was 3.0% (a) See slide 37 for the reconciliation of this non-GAAP financial measure to its corresponding GAAP financial measure.

Analysis of the Change in Revenue 2Q 2008 to 2Q 2009 Note 1: Includes volume related decline of $20 million

Q1 Q2 Q3 Q4 2004 0.119 0.141 0.142 0.14 2005 0.117 0.142 0.153 0.151 2006 0.141 0.158 0.168 0.154 2007 0.154 0.179 0.174 0.169 2008 0.156 0.181 0.18 0.165 2009 0.163 0.186 Note: See slides 38 through 41 for the reconciliation of this non-GAAP financial measure to its corresponding GAAP financial measure. The Company uses the term "EBIT" to refer to Income from Operations, as presented in the financial statements. EBIT Margin Trends

Return on Invested Capital* Year *See slides 34 and 35 for the calculation of ROIC, which is a measure used by the Company for executive compensation purposes.

Year 2004 0.75 2005 0.8 2006 0.88 2007 0.96 2008 1.08 Cash Dividends Paid Per Share Annually

Reconciliation of Certain Non-GAAP Measures

Reconciliation of Certain Non-GAAP Measures ROIC as Adjusted* *We define ROIC as Net Operating Profit after Taxes divided by Invested Capital. See slide 35 for additional explanation

Reconciliation of Certain Non-GAAP Measures ROIC as Adjusted Continued Management discloses the Company's Return on Invested Capital because it believes that ROIC is a measure of how effectively we allocate capital in our operations. ROIC also is used as one of the measures for our executives' long-term incentive awards because profitable allocation of capital is critical to the long-term success of the Company. However, ROIC should not be used in isolation or as an alternative to net income as an indicator of performance or cash flows from operating activities as an indicator of liquidity. The calculations shown on the preceding slide are those that were used for the Company's 2006 grant of Long-Term Incentive Awards to its management, other than fiscal 2005, which was the calculation used for the 2005 award.

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited) (a) The summary of free cash flows has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow Is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that is prepared in accordance with generally accepted accounting principles. The reconciliation illustrates a scenario that shows our projected Free Cash Flow to be $1.3 billion for the year. The amounts used in the reconciliation are subject to many variables, some of which are not in our control and therefore are not necessarily indicative of what actual results will be.

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited, except per share amounts)

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited)

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited)

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited)

Reconciliation of Certain Non-GAAP Measures ($ in Millions Un-audited)

Waste Management, Inc. Raymond James European Investors North American Equities Conference September 9, 2009